Exhibit 99.1
FOR IMMEDIATE RELEASE
DALLAS COMMUNITY LEADER CHARLES TERRELL JOINS SUPERSTITCH DEVELOPER SUTURA BOARD OF DIRECTORS
FOUNTAIN VALLEY, CA — DECEMBER 5, 2005 - Sutura, Inc. (“Sutura”) (OTCBB:SUTU), a California-based medical device company, today announced that former Dallas City Council member and longtime public safety advocate Charles Terrell has joined Sutura’s Board of Directors. Terrell is the Chairman of the Board of Unimark Insurance Agencies, and Vice-Chair of Kiboga Systems Inc.
In making the announcement, Anthony Nobles, President and Chief Executive Officer at Sutura, Inc, stated, “We are honored to have one of hardest working and best-known community leaders in Dallas on our Board of Directors. With an extensive history in Board governance and leadership, Charles Terrell brings a strong independent voice to the Sutura Board.”
“I have been extremely impressed with Sutura’s management team and its ‘As Simple As 1-2-3 SuperStitch product,” said Charles Terrell. “I believe the Company is well-positioned to capitalize on the growing demand for new vascular suturing solutions, particularly as the population ages and the number of invasive medical procedures that are conducted continues grows.”
Charles Terrell is the former chairman of the Greater Dallas Crime Commission, the former chairman of the Texas Criminal Justice Task Force, and the former chairman of the Mayor’s Advisory Committee on Crime. In 1987, he was appointed by the Governor of Texas to chair the Texas Department of Corrections, the second largest state prison system in the U.S., and the fifth largest prison system in the world. In his honor, a new prison in East Texas was named the Charles T. Terrell Unit. Currently, at the request of Dallas Mayor Laura Miller, Terrell is working with business leader Jack Hammack to organize the effort to “Make Dallas the Safest City in America” that has resulted in the formation of “Safer Dallas Better Dallas” of which Terrell is now the President. In 1969, he founded the Unimark Agencies, which operate in all phases of commercial insurance. Unimark operates as both a wholesaler and retailer for special property and casualty programs for convenience stores, financial institutions, nursing homes, beverage companies, multi-family housing, real estate portfolios, hospitals and insurance programs to replace maintenance service agreements.

About Sutura, Inc.
Sutura®, Inc. (www.suturaus.com) is a medical device company that has developed a line of innovative, minimally invasive, vascular suturing devices to suture the puncture created in arteries during open surgery and catheter-based procedures. The Company’s line of SuperStitch medical devices provide sutured closure of the arteriotomy site utilizing the existing catheter sheath introducer or cannula during fluoroscopically guided procedures and directly through the open arteriotomy during open surgical procedures.
Within the United States the 8F & 6F SuperStitch devices are available for use in performing vascular stitching in general surgery, including endoscopic procedures. It is not intended for blind closure of an arteriotomy site. The SuperStitch 8F & 6F is approved in the European Union and CE marked with the indication for use as follows: The SuperStitch is indicated for use in performing vascular stitching in general surgery, including endoscopic procedures. In the EU there is no requirement for the use of fluoroscopic guidance. Sutura’s headquarters are in Fountain Valley, California. “Sutura®” and “SuperStitch®” are registered trademarks of Sutura, Inc.
For more information contact:
Sutura, Inc.
Barry Forward
Corporate Communications
866-676-8386
www.suturaus.com
Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this press release may contain projections or “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. The words “aim”, “plan”, “likely”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could”, “may”, “appears”, and other expressions that indicate future events and trends identify forward-looking statements. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what we express or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements. Our actual results and future trends may differ materially from our forward-looking statements depending on a variety of factors including the acceptance of the SuperStitch® devices by medical providers and the marketplace in general and the success of the proposed sales and marketing plan, the continued growth of the vessel closure marketplace and the company’s ability to continue to expand and protect its technology patents.